UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) (November 4, 2020)

KIMBALL INTERNATIONAL, INC.
________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Indiana	0-3279	35-0514506
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

1600 Royal Street, Jasper, Indiana	47546-2256
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code  (812) 482-1600

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.05 per share	KBAL	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Merger Agreement

On November 4, 2020, Kimball International, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among the Company, Project Fifth Gear Merger Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Poppin, Inc., a Delaware corporation (“Poppin”), and Fortis Advisors LLC, as the Stockholders’ Representative.

The Merger Agreement provides, among other things, that upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Poppin, with Poppin continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Merger”). In addition, the Merger Agreement contains customary representations, warranties and covenants from each of the parties. The Merger Agreement also provides customary termination rights for each of the parties, and the closing of the transactions contemplated by the Merger Agreement is subject to customary closing conditions, which the Company expects will be satisfied promptly following its announcement of the Merger Agreement.

The total consideration to be paid in connection with the Merger is approximately $110 million in cash at the closing of the Merger, subject to customary purchase price adjustments as provided in the Merger Agreement, and potential earn-out payments of up to an additional $70 million in cash, subject to meeting certain financial targets as provided in the Merger Agreement. The Merger is not subject to any financing condition. A portion of the Merger consideration will be held in escrows to serve as security for customary post-closing purchase price adjustments as provided for in the Merger Agreement. Concurrently with the execution of the Merger Agreement, certain members of Poppin’s management team have entered into employment agreements with the Company, which will become effective upon consummation of the Merger.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The above description of the Merger Agreement is not intended to provide any other factual information about the Company, Poppin or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and only as of specific dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made by each party to the other for the purposes of allocating contractual risk between them. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from those generally applicable to investors and may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. Information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Poppin. Investors should not rely on the representations and warranties or covenants, or any description thereof, as characterizations of the actual state of facts or condition of the Company, Poppin or any of their respective subsidiaries, affiliates or businesses.

Amendment to Credit Agreement

On November 4, 2020, the Company entered into a First Amendment to Credit Agreement among the Company, the lender parties thereto, JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), and the guarantors named therein (the “Credit Agreement”). The Credit Agreement amends the Amended and Restated Credit Agreement, dated as of October 24, 2019, by and among the Company, the lender parties thereto, the Administrative Agent, and the guarantors named thereon (the “Base Agreement”). The Credit Agreement provides for amendments to the Base Agreement (a) in connection with, and to facilitate, the Merger, (b) to provide for an increase in available borrowings to $125 million (up from $75 million), and (c) to provide for certain adjustments to the financial covenants of, and borrowing rates available to, the Company.

The Credit Agreement retains a maturity date of October 24, 2024. The revolving loans under the Credit Agreement may consist of, at the Company's election, advances in U.S. dollars or advances in any other currency that is agreed to by the lenders. The proceeds of the revolving loans are to be used for general corporate purposes of the Company including acquisitions. A portion of the credit facility, not to exceed $10 million of the principal amount, will be available for the issuance of letters of credit. A commitment fee on the unused portion of principal amount of the credit facility is payable at a rate that ranges from 20.0 to 30.0 basis points per annum as determined by the Company's ratio of consolidated total indebtedness to adjusted consolidated EBITDA.

The interest rate is dependent on the type of borrowings and will be one of the following two options:
•the adjusted London Interbank Offered Rate (“Adjusted LIBO Rate” as defined in the Credit Agreement) in effect two business days prior to the advance (adjusted upwards to reflect bank reserve costs) for such interest period, plus the Eurocurrency Loans margin which can range from 125.0 to 200.0 basis points based on the Company's ratio of consolidated total indebtedness to adjusted consolidated EBITDA; or
•the Alternate Base Rate (the “ABR”) which is defined as the highest of the fluctuating rate per annum equal to the higher of
a.prime rate as last quoted by The Wall Street Journal;
b.1% per annum above the Adjusted LIBO rate; or
c.1/2% per annum above the Federal Reserve Bank of New York;
plus the ABR Loans spread which can range from 25.0 to 100.0 basis points based on the Company's ratio of consolidated total indebtedness to adjusted consolidated EBITDA.

The Fixed Charge Coverage Ratio was deleted from the Credit Agreement and replaced with an Interest Coverage Ratio. The Company's financial covenants under the Credit Agreement now require:
•an adjusted leverage ratio of (a) consolidated total indebtedness minus unencumbered U.S. cash equivalents in excess of $15,000,000 provided that the maximum subtraction shall not exceed $35,000,000 to (b) adjusted consolidated EBITDA, determined as of the end of each of its fiscal quarters for the then most recently ended four fiscal quarters, to not be greater than 3.0 to 1.0, and
•an interest coverage ratio, for any period, of (a) Consolidated EBITDA for such period to (b) cash interest expense for such period, calculated for the Company and its subsidiaries on a consolidated basis in accordance with GAAP for the trailing four quarter period then ending, to not be less than 3.00 to 1.00.

The foregoing description of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02 Results of Operations and Financial Condition
On November 4, 2020, the Company issued an earnings release for the quarter ended September 30, 2020.  The earnings release is attached as Exhibit 99.1.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth above under Item 1.01 of this Current Report on Form 8-K under the heading "Amendment to Credit Agreement" is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure
On November 4, 2020, the Company issued a press release announcing the Merger. A copy of the press release is furnished herewith as Exhibit 99.2 and is incorporated herein by reference.

From time to time on and after November 4, 2020, the Company intends to provide supplemental information regarding the proposed transaction to analysts and investors in connection with certain presentations. A copy of the supplementary information is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

The information included in Item 2.02, Item 7.01 and in Exhibits 99.1, 99.2, and 99.3 attached hereto is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall any such information or exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such document.

Forward Looking Statements

This document may contain certain forward-looking statements about the Company and Poppin, such as discussions of the Company’s and Poppin’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s or Poppin’s actual future results and performance to differ materially from expected results including, but not limited to, the possibility that any of the anticipated benefits of the proposed transaction between the Company and Poppin will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Poppin with the Company will be materially delayed or will be more costly or difficult than expected; the inability to complete the proposed transaction due to the failure to obtain any required stockholder approval; the failure to satisfy other conditions to completion of the proposed transaction, including receipt of required regulatory and other approvals; the failure of the proposed transaction to close for any other reason; the effect of the announcement of the transaction, including on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that any projections or guidance by the Company or Poppin, including revenues, margins, earnings, or any other financial results are not realized; adverse changes in global economic conditions; successful execution of Phase 2 of the Company restructuring plan; the impact on the Company or Poppin of changes in tariffs; increased global competition; significant reduction in customer order patterns; loss of key suppliers; loss of or significant volume reductions from key contract customers; financial stability of key customers and suppliers; relationships with strategic customers and product distributors; availability or cost of raw materials and components; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 outbreak); or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K filing for the fiscal year ended June 30, 2020 and other filings with the Securities and Exchange Commission.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description
2.1 ∗
Agreement and Plan of Merger, dated as of November 4, 2020, by and among Kimball International, Inc., Project Fifth Gear Merger Corp., Poppin, Inc. and Fortis Advisors LLC, as the Stockholders’ Representative

10.1
First Amendment to Credit Agreement, dated as of November 4, 2020, among Kimball International, Inc., the lender parties thereto, JPMorgan Chase Bank, National Association, as administrative agent, and the guarantors named therein.

99.1	Q1 FY21 Earnings Press Release furnished on November 4, 2020
99.2	Merger Announcement Press Release furnished on November 4, 2020
99.3	Q1 FY21 Earnings, Strategy and Acquisition Update furnished on November 4, 2020
104	Cover Page interactive data file (embedded within the Inline XBRL document)

∗ Schedules and exhibits omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBALL INTERNATIONAL, INC.

By:	/s/ Timothy J. Wolfe
TIMOTHY J. WOLFE Chief Financial Officer
Date: November 4, 2020